Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES ANNUAL EARNINGS OF $50.3 MILLION; DECLARES CASH DIVIDEND; AUTHORIZES BUYBACK OF AN ADDITIONAL 1,000,000 SHARES

NORWICH, NY (January 28, 2008) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the year ended December 31, 2007 was $50.3 million, down $5.6 million, or 10.0%, from net income of $55.9 million reported in 2006.  Net income per diluted share for the year ended December 31, 2007 was $1.51 per share, compared with $1.64 per share for 2006.  Return on average assets and return on average equity were 0.98% and 12.60%, respectively, for the year ended December 31, 2007, compared with 1.14% and 14.47%, respectively, for 2006. The decrease in net income for the year ended December 31, 2007 was primarily the result of a $20.7 million increase in the provision for loan and lease losses from the prior year, due to increases in nonperforming loans and charge-offs.  The increase in the provision for loan and lease losses was partially offset by an $11.1 million, or 22.8%, increase in noninterest income for the year ended December 31, 2007 as compared to December 31, 2006.  In addition, net interest income for the year ended December 31, 2007 was $165.0 million, up $1.2 million or 0.7% from net interest income of $163.8 million reported for the same period in 2006.

Net income for the three months ended December 31, 2007 was $9.0 million, down $4.7 million, or 34.2%, from net income of $13.6 million reported for the same period in 2006.  Net income per diluted share for the three months ended December 31, 2007 was $0.28 per share, compared with $0.40 per share for the same period in 2006.  Return on average assets and return on average equity were 0.69% and 9.06%, respectively, for the three months ended December 31, 2007, compared with 1.07% and 13.31%, respectively, for the same period in 2006. The decrease in net income for the three months ended December 31, 2007 was primarily the result of a $10.0 million increase in the provision for loan and lease losses compared to the same period in 2006.  The increase in the provision for loan and lease losses was partially offset by a $4.2 million, or 33.7%, increase in noninterest income for the three months ended December 31, 2007 as compared to the three months ended December 31, 2006.

The comparability of financial information is affected by the acquisition of CNB Bancorp, Inc. (“CNB”). Operating results include the operations of CNB from the date of acquisition, which was February 10, 2006.

NBT President and CEO Martin A. Dietrich said, “The financial services industry as a whole was faced with challenging market conditions and credit-quality issues in 2007. While the dollar amount of NBT's nonperforming loans in the fourth quarter was similar to that of the third quarter, the potential number of problem loans in our portfolio decreased 9% from the third quarter and is now consistent with levels from the first half of 2007. We remain confident that our conservative credit approach and disciplined underwriting practices are effective. With the exception of the increase in the provision for loan and lease losses already discussed, I am pleased with the results achieved in other core areas of our business. These results include a 16% increase in noninterest income, cost controls in the form of a reduction in noninterest expenses, stable net interest income due to an increase in earning assets and the expansion of our footprint through four new branches in key growth markets. While 2008 will be another challenging year for our industry, we will continue to position ourselves for future success and strive to deliver value to our shareholders and customers.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at December 31, 2007 were $30.6 million or 0.88% of total loans and leases compared with $30.7 million or 0.90% at September 30, 2007, and $15.3 million or 0.45% of total loans and leases at December 31, 2006.  The increase in 2007 was primarily due to the addition of one owner-occupied commercial real estate relationship and several dairy credits during the second quarter.  The Company recorded a provision for loan and lease losses of $13.4 million during the fourth quarter of 2007 compared with $3.5 million for the fourth quarter of 2006.  As previously disclosed, within the $13.4 million of provision for loan and lease losses during the fourth quarter was approximately $8.6 million related to one large commercial loan.  During the quarter, $6.0 million of the loan was charged off.  As also previously disclosed, this loan was current as of September 30, 2007, but subsequently became past due 30 days for the first time, and was being closely monitored.

Net charge-offs totaled $14.1 million and $3.5 million during the fourth quarters of 2007 and 2006, and $26.5 million and $8.7 million for the years ended December 31, 2007 and 2006, respectively.  Net charge-offs to average loans and leases for the year ended December 31, 2007, were 0.77%, compared with 0.26% for the year ended December 31, 2006.  The Company’s allowance for loan and lease losses was 1.57% of loans and leases at December 31, 2007, compared with 1.48% at December 31, 2006.

For the three months and twelve months ended December 31, 2007, the provision for loan and lease losses totaled $13.4 million and $30.1 million, respectively, compared with $3.5 million and $9.4 million for the same periods in 2006.  The increase in the provision is primarily due to the increase in nonperforming loans and charge-offs as previously mentioned.

Net Interest Income

Net interest income was up 0.7% to $165.0 million for the year ended December 31, 2007, compared with $163.8 million for the same period a year ago. Despite a decrease in the Company’s fully taxable equivalent (FTE) net interest margin, from 3.70% for 2006, to 3.61% for 2007, the Company experienced a slight increase in net interest income that was attributable to 3.7% growth in average earning assets.  The Company’s net interest margin was 3.61% for the quarter ended December 31, 2007, down from 3.63% for the same period in 2006.  Despite this decrease, net interest income for the quarter ended December 31, 2007, increased 1.0%, to $41.9 million, from $41.4 million in the same period for 2006, which was attributable to a 1.7% growth in average earning assets.

Noninterest Income

Noninterest income for the year ended December 31, 2007 was $59.7 million, up $11.1 million or 22.8% from $48.6 million for the same period in 2006.  The increase in noninterest income was due primarily to an increase in fees from service charges on deposit accounts and ATM and debit cards, which collectively increased $6.3 million as the company focused on enhancing fee income through various initiatives.  In addition, trust administration income increased $0.9 million for the year ended December 31, 2007, compared with the same period in 2006.  This increase stems from market appreciation of existing accounts and an increase in customer accounts resulting from successful business development.  Retirement plan administration fees for the year ended December 31, 2007, increased $0.8 million, compared with the same period in 2006, as a result of our growing client base.  Net securities gains for the year ended December 31, 2007, were $2.1 million compared with net securities losses of $0.9 million for the same period in 2006.  Excluding the effect of these securities transactions, noninterest income increased $8.1 million, or 16.3%, for the year ended December 31, 2007, compared with the same period in 2006.

Noninterest income for the three months ended December 31, 2007 was $16.5 million, up $4.2 million or 33.7% from $12.3 million for the same period in 2006.  The increase in noninterest income was due primarily to an increase in fees from service charges on deposit accounts and ATM and debit cards, which collectively increased $3.0 million as the company focused on enhancing fee income through various initiatives.  In addition, trust administration income increased $0.2 million for the three months ended December 31, 2007, compared with the same period in 2006.  This increase stems from market appreciation of existing accounts and an increase in customer accounts resulting from successful business development.  Net securities gains for the three months ended December 31, 2007, were $0.6 million compared with nominal net securities gains for the same period in 2006.  Excluding the effect of these securities transactions, noninterest income increased $3.6 million, or 29.1%, for the three months ended December 31, 2007, compared with the same period in 2006.

Noninterest Expense and Income Tax Expense

Noninterest expense for the year ended December 31, 2007 was $122.5 million, down slightly from $123.0 million for the same period in 2006. Office expenses, such as supplies and postage, occupancy, equipment and data processing and communications charges remained consistent at approximately $35.6 million for the years ended December 31, 2007 and December 31, 2006.  Salaries and employee benefits decreased $3.4 million, or 5.3%, for the year ended December 31, 2007 compared with the same period in 2006.  This decrease was due primarily to a reduction in the amount of incentive compensation paid, number of employees, and pension expenses incurred in 2007.  Professional fees and outside services increased $1.4 million for the year ended December 31, 2007, compared with the same period in 2006, due primarily to fees and costs related to the aforementioned noninterest income initiatives.  Other operating expense for the year ended December 31, 2007 increased $1.3 million compared with the same period in 2006, primarily due to flood-related insurance recoveries in 2006.  Income tax expense for the year ended December 31, 2007 was $21.8 million, down from $24.2 million for the same period in 2006.  The effective rate both years ended December 31, 2007 and December 31, 2006 was 30.2%.

Noninterest expense for the three months ended December 31, 2007 was $32.4 million, up from $30.9 million for the same period in 2006.  Office expenses, such as supplies and postage, occupancy, equipment and data processing and communications charges increased slightly from $8.7 million for the three months ended December 31, 2006 to $8.8 million for the three months ended December 31, 2007. Salaries and employee benefits for the three months ended December 31, 2007 decreased $0.5 million from the same period in 2006, mainly due to a reduction in the number of employees as well as a reduction in the state unemployment tax rate.  Professional fees and services increased $0.8 million for the three months ended December 31, 2007, compared with the same period in 2006, due primarily to fees and costs related to the aforementioned noninterest income initiatives.  Other operating expense for the three months ended December 31, 2007 increased $1.1 million compared with the same period in 2006, primarily due to flood-related insurance recoveries in 2006.  Income tax expense for the three months ended December 31, 2007 was $3.5 million, down from $5.7 million for the three months ended December 31, 2006.  The effective rate for the three months ended December 31, 2007 was 28.1%, down from 29.6% for the same period in 2006.  The decrease in the effective tax rate for the three months ended December 31, 2007 versus the same period in 2006 resulted primarily from a change in the amount of interest income from tax-exempt sources relative to taxable income.

Balance Sheet

Total assets were $5.2 billion at December 31, 2007, up $114.2 million from $5.1 billion at December 31, 2006.  Loans and leases increased $43.2 million or 1.3% from $3.4 billion at December 31, 2006, to $3.5 billion at December 31, 2007, due in large part to an increase in consumer loans of approximately $107.7 million.  The increase in consumer loans for the year ended December 31, 2007 compared with the year ended December 31, 2006 was partially offset by decreases in commercial loans and real estate loans totaling approximately $64.9 million.  Total deposits were $3.9 billion at December 31, 2007, up 2.0% from the same period at December 31, 2006, due in large part to a $78.5 million, or 12.7%, increase in money market accounts and a $20.3 million, or 3.1%, increase in demand deposits over 2006.  These increases were partially offset by a decrease in savings accounts of approximately $38.1 million, or 7.7%, for the year ended December 31, 2007 compared with the year ended December 31, 2006.  Stockholders’ equity was $397.3 million, representing total equity to total assets ratio of 7.64% at December 31, 2007, compared with $403.8 million or a total equity to total asset ratio of 7.94% at December 31, 2006.

Stock Repurchase Program

Today, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares (approximately 3%) of its outstanding common stock, as market conditions warrant in open market and privately negotiated transactions.  There are 475,880 shares remaining under previous authorizations, so combined with this new authorization, the total shares available for repurchase is now 1,475,880.  Under previously disclosed stock repurchase plans, the Company purchased 2,261,267 shares of its common stock during the twelve-month period ended December 31, 2007, for a total of $49.0 million at an average price of $21.65 per share.  There were no stock repurchases during the three months ended December 31, 2007.

Dividend Declared

The NBT Board of Directors declared a first-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on March 15, 2008, to shareholders of record as of March 1, 2008.

Corporate Overview

NBT is a financial holding company headquartered in Norwich, NY, with total assets of $5.2 billionatDecember 31, 2007. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 121 locations, including 82 NBTBank offices in upstate New York and 39 Pennstar Bankoffices in northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. Hathaway Insurance Agency, Inc., based in Gloversville, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com , www.nbtbank.com, www.pennstarbank.com, www.epic1st.com  and www.hathawayagency.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

	NBT Bancorp Inc. and Subsidiaries
	SELECTED FINANCIAL HIGHLIGHTS
	(unaudited)
			Net	Percent
	2007	2006	Change	Change
	(dollars in thousands, except per share data)

Twelve Months Ended December 31,
Net Income	$50,328	$55,947	$(5,619)	-10%
Diluted Earnings Per Share	$1.51	$1.64	$(0.13)	-8%
Weighted Average Diluted
Common Shares Outstanding	33,421,078	34,206,070	-784,992	-2%
Return on Average Assets (1)	0.98%	1.14%	-0.16%	-14%
Return on Average Equity (1)	12.60%	14.47%	-1.87%	-13%
Net Interest Margin (2)	3.61%	3.70%	-0.09%	-2%

Three Months Ended December 31,
Net Income	$8,985	$13,648	$(4,663)	-34%
Diluted Earnings Per Share	$0.28	$0.40	$(0.12)	-30%
Weighted Average Diluted
Common Shares Outstanding	32,398,179	34,402,113	-2,003,934	-6%
Return on Average Assets (1)	0.69%	1.07%	-0.38%	-36%
Return on Average Equity (1)	9.06%	13.31%	-4.25%	-32%
Net Interest Margin (2)	3.61%	3.63%	-0.02%	-1%

Asset Quality	December 31,	December 31,
	2007	2006
Nonaccrual Loans	$29,697	$13,665
90 Days Past Due and Still Accruing	$882	$1,642
Total Nonperforming Loans	$30,579	$15,307
Other Real Estate Owned	$560	$389
Total Nonperforming Assets	$31,139	$15,696
Past Due Loans	$25,914	$28,409
Allowance for Loan and Lease Losses	$54,183	$50,587
Year-to-Date (YTD) Net Charge-Offs	$26,498	$8,673
Allowance for Loan and Lease Losses to Total Loans and Leases	1.57%	1.48%
Total Nonperforming Loans to Total Loans and Leases	0.88%	0.45%
Total Nonperforming Assets to Total Assets	0.60%	0.31%
Past Due Loans to Total Loans and Leases	0.75%	0.83%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	177.19%	330.48%
Net Charge-Offs to YTD Average Loans and Leases	0.77%	0.26%

Capital
Equity to Assets	7.64%	7.94%
Book Value Per Share	$12.29	$11.79
Tangible Book Value Per Share	$8.78	$8.42
Tier 1 Leverage Ratio	7.14%	7.57%
Tier 1 Capital Ratio	9.85%	10.42%
Total Risk-Based Capital Ratio	11.10%	11.67%

Quarterly Common Stock Price	2007		2006		2005
Quarter End	High	Low	High	Low	High	Low
March 31	$25.81	$21.73	$23.90	$21.02	$25.66	$21.48
June 30	$23.45	$21.80	23.24	21.03	24.15	20.10
September 30	$23.80	$17.10	24.57	21.44	25.50	22.79
December 31	$25.00	$20.58	26.47	22.36	23.79	20.75

(1) Annualized
(2) Calculated on a FTE basis

	NBT Bancorp Inc. and Subsidiaries
	SELECTED FINANCIAL HIGHLIGHTS
	(unaudited)
			Net	Percent
	2007	2006	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet as of December 31,
Loans and Leases	$3,455,851	$3,412,654	$43,197	1%
Earning Assets	$4,783,519	$4,712,085	$71,434	2%
Total Assets	$5,201,776	$5,087,572	$114,204	2%
Deposits	$3,872,093	$3,796,238	$75,855	2%
Stockholders’ Equity	$397,300	$403,817	$(6,517)	-2%

Average Balances
Twelve Months Ended December 31,
Loans and Leases	$3,425,318	$3,302,080	$123,238	4%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,134,837	$1,110,405	$24,432	2%
Securities Held To Maturity	$144,518	$115,636	$28,882	25%
Regulatory Equity Investment	$34,022	$39,437	$(5,415)	-14%
Short-Term Interest Bearing Accounts	$8,395	$8,116	$279	3%
Total Earning Assets	$4,747,090	$4,575,674	$171,416	4%
Total Assets	$5,109,587	$4,925,070	$184,517	4%
Interest Bearing Deposits	$3,273,332	$3,054,006	$219,326	7%
Non-Interest Bearing Deposits	$639,423	$614,055	$25,368	4%
Short-Term Borrowings	$280,162	$331,255	$(51,093)	-15%
Long-Term Borrowings	$459,439	$485,031	$(25,592)	-5%
Total Interest Bearing Liabilities	$4,012,933	$3,870,292	$142,641	4%
Stockholders’ Equity	$399,299	$386,553	$12,746	3%

Average Balances
Quarter Ended December 31,
Loans and Leases	$3,441,150	$3,394,024	$47,126	1%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,144,639	$1,119,271	$25,368	2%
Securities Held To Maturity	$143,999	$136,511	$7,488	5%
Regulatory Equity Investment	$35,073	$36,995	$(1,922)	-5%
Short-Term Interest Bearing Accounts	$8,015	$7,492	$523	7%
Total Earning Assets	$4,772,876	$4,694,293	$78,583	2%
Total Assets	$5,148,099	$5,064,116	$83,983	2%
Interest Bearing Deposits	$3,273,248	$3,206,084	$67,164	2%
Non-Interest Bearing Deposits	$656,784	$625,301	$31,483	5%
Short-Term Borrowings	$282,296	$294,750	$(12,454)	-4%
Long-Term Borrowings	$477,190	$471,149	$6,041	1%
Total Interest Bearing Liabilities	$4,032,734	$3,971,983	$60,751	2%
Stockholders’ Equity	$393,333	$406,771	$(13,438)	-3%

NBT Bancorp Inc. and Subsidiaries	December 31,	December 31,
Consolidated Balance Sheets (unaudited)	2007	2006
(in thousands)

ASSETS
Cash and due from banks	$155,495	$130,936
Short term interest bearing accounts	7,451	7,857
Securities available for sale, at fair value	1,140,114	1,106,322
Securities held to maturity (fair value of $149,519 and $136,287 at December 31, 2007 and December 31, 2006)	149,111	136,314
Federal Reserve and Federal Home Loan Bank stock	38,102	38,812
Loans and leases	3,455,851	3,412,654
Less allowance for loan and lease losses	54,183	50,587
Net loans and leases	3,401,668	3,362,067
Premises and equipment, net	64,042	66,982
Goodwill	103,398	103,356
Intangible assets, net	10,173	11,984
Bank owned life insurance	43,614	41,783
Other assets	88,608	81,159
TOTAL ASSETS	$5,201,776	$5,087,572

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$666,698	$646,377
Savings, NOW, and money market	1,614,289	1,566,557
Time	1,591,106	1,583,304
Total deposits	3,872,093	3,796,238
Short-term borrowings	368,467	345,408
Long-term debt	424,887	417,728
Trust preferred debentures	75,422	75,422
Other liabilities	63,607	48,959
Total liabilities	4,804,476	4,683,755

Total stockholders' equity	397,300	403,817

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,201,776	$5,087,572

	Three months ended		Twelve months ended
NBT Bancorp Inc. and Subsidiaries	December 31,		December 31,
Consolidated Statements of Income (unaudited)	2007	2006	2007	2006
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$60,817	$60,795	$242,497	$230,042
Securities available for sale	13,971	13,296	54,847	51,599
Securities held to maturity	1,458	1,409	5,898	4,730
Other	736	517	2,875	2,471
Total interest, fee and dividend income	76,982	76,017	306,117	288,842
Interest expense:
Deposits	26,578	25,652	106,574	87,798
Short-term borrowings	3,048	3,572	12,943	15,448
Long-term debt	4,233	4,091	16,486	17,063
Trust preferred debentures	1,270	1,277	5,087	4,700
Total interest expense	35,129	34,592	141,090	125,009
Net interest income	41,853	41,425	165,027	163,833
Provision for loan and lease losses	13,440	3,484	30,094	9,395
Net interest income after provision for loan and lease losses	28,413	37,941	134,933	154,438
Noninterest income:
Trust	1,584	1,387	6,514	5,629
Service charges on deposit accounts	7,142	4,418	22,742	17,590
ATM and debit card fees	2,089	1,764	8,185	7,086
Broker/dealer and insurance revenue	1,052	1,037	4,255	3,936
Net securities gains (losses)	613	30	2,113	(875)
Bank owned life insurance income	480	425	1,831	1,629
Retirement plan administration fees	1,557	1,424	6,336	5,536
Other	1,973	1,847	7,723	8,098
Total noninterest income	16,490	12,332	59,699	48,629
Noninterest expense:
Salaries and employee benefits	14,654	15,166	59,516	62,877
Office supplies and postage	1,136	1,418	5,120	5,330
Occupancy	2,948	2,739	11,630	11,518
Equipment	1,855	2,069	7,422	8,332
Professional fees and outside services	3,295	2,502	9,135	7,761
Data processing and communications	2,899	2,466	11,400	10,454
Amortization of intangible assets	413	389	1,645	1,649
Loan collection and other real estate owned	597	629	1,633	1,351
Other operating	4,607	3,504	15,016	13,694
Total noninterest expense	32,404	30,882	122,517	122,966
Income before income taxes	12,499	19,391	72,115	80,101
Income taxes	3,514	5,743	21,787	24,154
Net income	$8,985	$13,648	$50,328	$55,947
Earnings Per Share:
Basic	$0.28	$0.40	$1.52	$1.65
Diluted	$0.28	$0.40	$1.51	$1.64

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income (unaudited)	4Q 2007	3Q 2007	2Q 2007	1Q 2007	4Q 2006
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$60,817	$61,183	$60,689	$59,808	$60,795
Securities available for sale	13,971	13,847	13,562	13,467	13,296
Securities held to maturity	1,458	1,471	1,525	1,444	1,409
Other	736	680	719	740	517
Total interest, fee and dividend income	76,982	77,181	76,495	75,459	76,017
Interest expense:
Deposits	26,578	27,062	26,950	25,984	25,652
Short-term borrowings	3,048	3,885	2,918	3,092	3,572
Long-term debt	4,233	3,770	3,997	4,486	4,091
Trust preferred debentures	1,270	1,277	1,272	1,268	1,277
Total interest expense	35,129	35,994	35,137	34,830	34,592
Net interest income	41,853	41,187	41,358	40,629	41,425
Provision for loan and lease losses	13,440	4,788	9,770	2,096	3,484
Net interest income after provision for loan and lease losses	28,413	36,399	31,588	38,533	37,941
Noninterest income:
Trust	1,584	1,701	1,792	1,437	1,387
Service charges on deposit accounts	7,142	6,195	4,936	4,469	4,418
ATM and debit card fees	2,089	2,159	2,041	1,896	1,764
Broker/dealer and insurance fees	1,052	1,027	1,093	1,083	1,037
Net securities gains (losses)	613	1,484	21	(5)	30
Bank owned life insurance income	480	467	450	434	425
Retirement plan administration fees	1,557	1,586	1,601	1,592	1,424
Other	1,973	1,908	2,058	1,784	1,847
Total noninterest income	16,490	16,527	13,992	12,690	12,332
Noninterest expense:
Salaries and employee benefits	14,654	15,876	13,022	15,964	15,166
Office supplies and postage	1,136	1,354	1,334	1,296	1,418
Occupancy	2,948	2,928	2,585	3,169	2,739
Equipment	1,855	1,797	1,837	1,933	2,069
Professional fees and outside services	3,295	2,256	1,926	1,658	2,502
Data processing and communications	2,899	2,779	2,845	2,877	2,466
Amortization of intangible assets	413	413	410	409	389
Loan collection and other real estate owned	597	431	228	377	629
Other operating	4,607	3,393	3,827	3,189	3,504
Total noninterest expense	32,404	31,227	28,014	30,872	30,882
Income before income taxes	12,499	21,699	17,566	20,351	19,391
Income taxes	3,514	6,552	5,502	6,219	5,743
Net income	$8,985	$15,147	$12,064	$14,132	$13,648
Earnings per share:
Basic	$0.28	$0.46	$0.36	$0.41	$0.40
Diluted	$0.28	$0.46	$0.36	$0.41	$0.40